UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2008

THE TIMBERLAND COMPANY
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Domain Drive, Stratham, NH	03885
(Address of Principal Executive Offices)	(Zip Code)

(603) 772-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On July 30, 2008, the Company issued a press release setting forth the Company’s second-quarter 2008 results.  A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

            The attached press release includes a discussion of constant dollar revenue changes and operating loss, operating expense, net loss and diluted loss per share excluding restructuring and related costs, which are non-GAAP measures, and a reconciliation of each to a GAAP measure.  We provide constant dollar revenue changes because we use the measure to understand the underlying growth rate of revenue excluding the impact of items which are not under management’s direct control, such as changes in foreign exchange rates.  We provide operating loss, operating expense, net loss and diluted loss per share excluding restructuring and related costs because we use the measures to analyze the earnings of the Company.  Management believes these measures are a reasonable reflection of the underlying earnings levels and trends from core business activities and are a better indicator of future results.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release of The Timberland Company dated July 30, 2008 setting forth the Company’s second-quarter 2008 results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY

Date:	July 30, 2008	By:	/s/ John Crimmins
		Name:	John Crimmins
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.                   Description

99.1  Press Release of The Timberland Company dated July 30, 2008 setting forth the Company’s second-quarter 2008 results.